UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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HIGHLANDS BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2012

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders of Highlands Bankshares, Inc. on Tuesday, May 8, 2012, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

Enclosed in this mailing you will find formal notice of the meeting, a proxy and a proxy statement detailing the matters upon which the shareholders will act at the Annual Meeting. Our Company's Annual Report for 2011 is also enclosed.

We urge you to complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting. You may revoke your proxy at any time prior to its exercise.

Sincerely,

/s/ John G. Van Meter
John G. Van Meter
Chairman of the Board

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Highlands Bankshares, Inc.

The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, May 8, 2012, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

1.	Election of three Class B directors to serve until the annual meeting of shareholders in 2015.

2.	Ratification of the appointment of Smith Elliott Kearns & Company, LLC as independent registered public accountants for 2012.

3.	Transaction of other business as may properly come before the meeting, or any adjournments thereof.

The Board of Directors recommends a vote in favor of the nominees for director and a vote in favor of the ratification of the appointment of the independent registered public accountants. Only shareholders of record at the close of business on March 30, 2012 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors

/s/ Alan L. Brill

Alan L. Brill
Corporate Secretary

March 30, 2012

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HIGHLANDS BANKSHARES, INC.
P.O. Box 929 * Petersburg WV 26847 * (304) 257-4111

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands Bankshares, Inc. (“Highlands” or the “Company”) to be held Tuesday, May 8, 2012, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (“Annual Meeting”). The accompanying proxy is solicited by the Board of Directors of the Company (the “Board”). The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia 26847. The approximate mailing date of the proxy statement and the accompanying proxy is March 30, 2012.

The Company will bear the cost of soliciting proxies and will only make solicitations by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may solicit proxies by telephone or by personal calls. The Company may request brokerage houses and nominees to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in doing so.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. A shareholder executing a proxy may revoke it at any time before it is voted by:

•         Notifying Highlands in person,

•         Giving written notice to Highlands of the revocation of the proxy,

•         Submitting to Highlands a subsequently dated proxy, or

•         Attending the meeting and withdrawing the proxy before it is voted at the meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on March 30, 2012, will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 1,336,873 shares of its common stock, $5 par value, each of which is entitled to one vote at the Annual Meeting. Cumulative voting rights are available, in certain instances, for the election of directors, as further described in this proxy statement.

Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee, which are voted on any matter, are included in determining the number of votes present or represented at the Annual Meeting. Conversely, broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting at least 48 hours before the meeting. Ratification of the appointment of the independent public accountants will be approved if the votes cast in favor exceed the votes cast opposing. Votes that are withheld and broker shares that are not voted will not be included in determining the number of votes cast.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the name and address of and the number and percentage of shares of common stock held as of March 30, 2012 by each of the Company's directors, director nominees and Highlands’ executive officers and by all of the Company's directors, director nominees and executive officers as a group. To the best of the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's common stock.

Name	Position with Company	Amount Beneficially Owned	Percent of Class

John G. Van Meter	Director; Chairman	55,313	4.1%

Jack H. Walters	Director	10,824	*

Alan L. Brill	Director; Treasurer & Secretary	2,922	*

Leslie A. Barr	Director	6,876	*

Morris M. Homan, Jr.	Director	1,890	*

Gerald W. Smith	Director	3,282	*

L. Keith Wolfe	Director	10,179	*

Kathy G. Kimble	Director	4,596	*

George L. Ford	Director	1,111	*

Donald J. Baker, Jr.	Director	1,600	*

All of the directors, director nominees and executive
officers of the Company, as a group		98,593	7.4%

An asterisk denotes less than 1% of class.

Further notes regarding ownership are on the following page.

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NOTES TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Mr. Van Meter’s beneficial ownership includes 28,183 shares owned directly and 27,130 shares held by his wife over which he holds no voting or dispositive powers. Mr. Van Meter disclaims beneficial ownership of the shares held by his wife.

Mr. Walters’ beneficial ownership includes 10,524 shares owned directly and 150 shares held as co-guardian for each of his two children. Mr. Walters disclaims beneficial ownership of the shares held as co-guardian for each of his children.

Mr. Brill’s beneficial ownership includes 363 shares owned directly and 1,104 shares owned jointly with his wife and 1,455 shares held in Mr. Brill’s behalf through the Company’s Employee Stock Ownership Program.

Mr. Barr’s beneficial ownership includes 2,820 shares owned directly, 3,300 shares owned jointly with his wife and 756 shares held by his wife over which he holds no voting or dispositive powers.

Mr. Homan’s beneficial ownership includes 1,890 shares owned directly.

Mr. Smith’s beneficial ownership includes 540 shares owned directly and 2,742 shares owned jointly with his wife.

Mr. Wolfe’s beneficial ownership includes 9,429 shares owned directly, 300 shares held jointly with each of his two children and 150 shares held by his wife over which he holds no voting or dispositive powers.

Ms. Kimble’s beneficial ownership includes 3,051 shares owned directly and 1,545 shares held jointly with her husband.

Mr. Ford’s beneficial ownership includes 350 shares owned directly and 180 shares owned jointly with his wife and 581 shares held in Mr. Ford’s behalf through the Company’s Employee Stock Ownership Program.

Mr. Baker’s beneficial ownership includes 300 shares owned directly and 1,300 shares owned jointly with his wife.

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PROPOSAL ONE

ELECTION OF DIRECTORS

General

Highlands Articles of Incorporation currently provide for a classified board of directors. There are three classes. Each class is elected for a three-year term. There are presently 10 directors on the Board, three of whom are nominees for election at the 2012 Annual Meeting.

Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Leadership

Currently, the roles of non-executive Chairman of the Board and CEO of the Company are combined. The Board and executive management have agreed that due to the Board and management oversight at the subsidiary level the combination of the Chairman and CEO is economically beneficial at this time.  The Board retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO.  The Company believes that the Chairman of the Board, Mr. John G. Van Meter, has significant leadership experience, including executive experience in both business and banking, that positions him well to lead the Board.

Nominations

Highlands does not have a separate nominating committee and the entire board of directors serves this function. The reason the board has determined not to have a formal Nominating Committee is that Highlands' Board is small and vacancies are rare. The board of directors makes nominations based upon its belief that candidates for director should have certain minimum qualifications as defined by West Virginia State banking law. The Board of Directors of Highlands, in addition to adherence to state banking law, has set forth the following as criteria for the Company’s directors:

The board of directors of Highlands makes nominations based upon its belief that candidates for director should have certain minimum qualifications. These qualifications include the following:

  Directors should be of the highest ethical character.
  Directors should have excellent personal and professional reputations in Highlands’ market area.
  Directors should be accomplished in their professions or careers.
  Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
  Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
  Directors must be willing and able to expend the time to attend meetings of the Board of Directors of Highlands and Highlands’ subsidiary banks and to serve on board committees.
  The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of Highlands.
  Because the directors of Highlands also may serve as directors of either or both of the subsidiary banks, a majority of directors must be residents of West Virginia, as required by state banking law.
  Directors must be acceptable to Highlands and the subsidiary banks’ regulatory agencies, including the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.
  Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of each of the subsidiary banks.
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  Directors must be at least 21 years of age.

The Board of Directors of Highlands, reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The process of the Board of Directors for identifying and evaluating nominees is as follows. In the case of incumbent directors whose terms are set to expire, the Board of Directors shall consider the directors’ overall service to Highlands during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Highlands, and the subsidiary banks. The Board of Directors also reviews the payment history of loans, if any, made to such directors by either subsidiary bank to ensure that the directors are not chronically delinquent and in default. The Board also considers whether any transactions between the directors and either Bank have been criticized by any banking regulatory agency or either subsidiary bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law.

Pursuant to the Company’s Amended and Restated Bylaws, a shareholder may nominate persons for election to the Board of Directors and the Board will consider nominees recommended by shareholders, if written notice is submitted to the Company’s secretary at the principal executive offices of the Company not less than 90 days prior to the date of the meeting.

The shareholder’s notice must include:

  As to each person whom the shareholder proposes to nominate for election as director:
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and
  Such person’s written consent to be named in the proxy statement as a nominee and to serving as such as a director if elected; and
  As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:
  The name and address of such shareholder, as they appear on the Company’s books and of such beneficial owner;
  The class and number of shares of the Company’s common stock that are owned beneficially and of record by such shareholder and such beneficial owner;
  A description of all arrangements or understandings between the shareholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder;
  A representation that such shareholder is a holder of record of the Company’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and
  Any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

No candidates for director were nominated by any stockholder for election at the 2012 Annual Meeting of Shareholders.

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INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the three director nominees and the seven directors continuing in office.

Name	Position with the Company	Age	Director Since	Principal Occupation During the Last Five Years

DIRECTOR NOMINEES
Class B Directors to serve until the 2015 Annual Meeting of Shareholders

Gerald W. Smith	Director	68	May 2009	Self employed Envirco Inc. Specialty Security Services, LLC

L. Keith Wolfe	Director	85	May 1985	Retired owner of Petersburg Motor Company

Donald J. Baker, Jr.	Director	62		Self employed Baker Insurance Services
DIRECTORS CONTINUING IN OFFICE Class C Directors to serve until the 2013 Annual Meeting of Shareholders

Leslie A. Barr	Director	74	July 1987	Retired President & Chief Executive Officer of Highlands

Jack H. Walters	Director	64	July 1987	Attorney at Law Partner, Walters, Krauskopf & Baker

George L. Ford	Director	43	January 2011	County Bank since 2011

DIRECTORS CONTINUING IN OFFICE
Class A Directors to serve until the 2014 Annual Meeting of Shareholders

Alan L. Brill	Director; Secretary	57	April 2001	President & Chief Executive Officer of Capon Valley Bank since 2001

Kathy G. Kimble	Director	66	April 2001	Retired Retail Business Owner

Morris M. Homan, Jr.	Director	59	May 2008	Self Employed Veterinarian

John G. Van Meter	Director; Chairman of the Board of Directors	74	May 1985	Attorney at Law Van Meter & Van Meter

The Board of Directors recommends that shareholders vote “FOR” all of the class B nominees shown above.

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Qualifications of Directors and Nominees

Each director and director nominee brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas. Set forth below is additional information regarding the specific experience and skills of each director and director nominee that are relevant to their service as a Highlands director.

John G. Van Meter Attorney at Law Van Meter & Van Meter. Highlands board member since May 1985 and The Grant County Bank board member since 1977. Mr. Van Meter graduated from West Virginia University College of Law in 1961 and has been practicing law in Petersburg WV since 1961. Mr. Van Meter was one of the founding board members of the Company. Mr. Van Meter’s education, years of experience practicing law, involvement in the community, and his substantial legal insight lends diversity to the Board. Mr. Van Meter has also previously served on the Petersburg City Council for eight years.

Jack H. Walters Partner, Walters, Krauskopf & Baker, Attorneys at Law. Highlands board member since July 1987 and Capon Valley Bank board member since 1983. Mr. Walters received his law degree from West Virginia University College of Law in 1972. After receiving his degree he began practicing law in Moorefield, WV with the firm of See & Walters. In 2005, Mr. Walters established the law firm of Walters, Krauskopf, & Baker. His firm practices corporate, partnership, real estate, and family law, which gives the board yet another diverse perspective on the discussion and decisions it faces. For many years, Mr. Walters has served as a Board Member of the Potomac Highlands Guild, which is a comprehensive behavioral health center. He has also chaired the Zoning Committee in Hardy County, WV.

Alan L. Brill  President & Chief Executive Officer of Capon Valley Bank since 2001.  Highlands board member since April 2001 and Capon Valley Bank board member since 1997.  Mr. Brill graduated from Shepherd University in 1975 with a bachelors degree in secondary education.  Mr. Brill began his career in banking at Capon Valley Bank in 1975 as a teller. In 1979 he was promoted to Assistant Cashier and in 1986 was promoted to Vice President of Operations.  In 1994, Mr. Brill was named Executive Vice President and Chief Operating Officer, and in 2001, he was named President and Chief Executive Officer of Capon Valley Bank.  Mr. Brill is currently a board member of the West Virginia Bankers Association, board member of the Federal Reserve Bank of Richmond, and formerly the Chairman of the West Virginia Association of Community Bankers.  Mr. Brill currently serves as a member of the Region 8 Planning and Development Council, the Wardensville planning committee, the Hardy County Community Foundation, the Hardy County Chamber of Commerce finance committee, and an active member and officer of the Timber Ridge Christian Church.  Mr. Brill has prior experience serving on the Hampshire County Chamber of Commerce.  Mr. Brill’s professional and community service experience brings a diverse viewpoint to the board.

Leslie A. Barr Retired President & Chief Executive Officer of Highlands. Highlands board member since 1987 and Capon Valley Bank board member since 1968. Mr. Barr is a member of the Company’s Audit Committee. Mr. Barr graduated in 1957 with an associate’s degree in business administration from the Potomac State College. Mr. Barr started his career with Capon Valley Bank in 1962 as cashier, later becoming Vice President and then becoming Capon’s CEO. Mr. Barr served Capon for 38 years. Mr. Barr was selected as a director of Highlands in 1987 and became President and CEO of Highlands in 2002. Mr. Barr began his banking career with South Branch Valley Bank in 1957 as teller and bookkeeper. In 1960, he became CEO trainee at the Pendleton County Bank. Additionally Mr. Barr has served for 25 years on the board of directors and Chairman for the Hardy County Rural Development Authority, 16 years with the West Virginia Rail Authority as a board member, the West Virginia Banking Board for six years in various offices, and previously served on the West Virginia economic development board for eight years. Based on Mr. Barr’s extensive experience in the banking industry qualifies him to sit on the board.

Morris M. Homan, Jr. Self Employed Veterinarian. Highlands board member since May 2008 and Capon Valley Bank board member since 1997. Dr. Homan is the chairman of the Company’s Audit Committee. He graduated from West Virginia University and continued his education at The Ohio State University College of Veterinary Medicine and graduated in 1977. He established his practice serving the same communities as the Company serves. Dr. Homan’s years of experience in business, his knowledge and involvement in the community, and his diverse background provides the Board with a focused perspective on the needs of the community while balancing the needs of the business. Dr. Homan is also an active member of Hardy County Board of Health, a member of the West Virginia Medical Association, a member of the American Medical Association, and an active member of the Moorefield Presbyterian Church where he serves as an elder, chairman of the stewardship committee, and is a member of the choir. Dr. Homan served for several years as a member of the Moorefield Athletic Boosters. Dr. Homan’s business experience and community involvement bring another valued perspective to the Board.

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Gerald W. Smith. Self-employed Envirco Inc. Specialty Security Services, LLC. Highlands board member since 2009 and Capon Valley Bank board member since 1997. Mr. Smith is a member of the Company’s Audit Committee. Mr. Smith began his career working as an electrical contractor in 1962. In 1973, Mr. Smith established his electrical contracting business known today as Broadway Electric. In 1992, Mr. Smith purchased Envirco, a solid waste removal company, and acted as president and CEO. In 1995, Mr. Smith established Borderline LLC recycling business. In 2000, he started Special Security Services providing executive personal protection and armed security and is licensed in WV, VA, and MD. Mr. Smith’s entrepreneurial experience brings a fresh and challenging perspective to the organization.

L. Keith Wolfe Retired owner of Petersburg Motor Company. Highlands board member since 1985 and The Grant County Bank board member since 1979. Mr. Wolfe, being our most senior board member, was one of the two founding members of the Board in 1985. Mr. Wolfe has been a well respected businessman in the community since the 1950’s. He was the owner-operator of Petersburg Motor Company, a business anchor in the community. Mr. Wolfe established and maintained a personal relationship with his customers through reliable and dedicated service that established a high degree of customer loyalty. Mr. Wolfe’s extensive career in business and finance has enabled him to actively participate and perform as a valued board member in excess of 26 years.

Kathy G. Kimble Retired Retail Business Owner. Highlands board member since April 2001 and The Grant County Bank board member since 1989. Ms. Kimble is the secretary of the Company’s Audit Committee. Ms. Kimble graduated in 1967 with a bachelors degree from West Virginia Wesleyan College. From 1981 through 1998, Ms. Kimble was President of Kanor, Inc. which operated a large variety and crafts retail store. From 1998 through 2001, Ms. Kimble worked for the Grant County Board of Education, and 2001 through 2010 at Peddler’s Crossing Country Store, an antique and country retail store. Ms. Kimble has served on many community boards and committees, including the Petersburg Merchant’s Association and the Grant County Chamber of Commerce. Her diversity as a well respected business woman in the community brings an additional perspective to the board.

George L. Ford. President and Chief Executive Officer of The Grant County Bank since January 15, 2011. Mr. Ford graduated in 1991 with a Bachelors degree from West Virginia University. He was employed for five years with the United States Department of Agriculture, Farmers Home Administration and joined The Grant County Bank as a Collections Officer in 1996. He was promoted to Vice President in 2006 and to Executive Vice President in February, 2010. Mr. Ford is active in the Kiwanis Club of Petersburg and currently serves on the Board of the Grant County Library Commission. With twenty years of banking experience coupled with his commitment to the community, Mr. Ford brings a fresh and aggressive perspective to the organization.

Donald J. Baker, Jr. Self-employed Baker Insurance Services. Mr. Baker has been a member of The Grant County Bank board of directors since 2002. After receiving a Bachelor of Science degree from West Virginia University in 1971, Mr. Baker taught high school social studies for six years. In 1977, Mr. Baker became Executive Director of the Hardy County Rural Development Authority serving until 1983 when he became Executive Director of the West Virginia Rail Authority until 1993. Mr. Baker began his career as an insurance agent and in 1997 created Baker Insurance Services. He also currently serves as a member of the board of directors for the Mutual Protective Association, a mutual insurance company headquartered in Hardy County, WV. Mr. Baker has always been very active in his community. He was one of the original board members and first president of the Hardy County Chamber of Commerce. He is also active in the Moorefield Lions Club, the Hardy County Community Foundation, and the Peru Community Association. He is an active member of the Moorefield Presbyterian Church having served as an elder, trustee, deacon, and Sunday school teacher. Mr. Baker’s experience in business and community service adds insight and perspective to the board.

The Company has no official policy regarding diversity in connection with nominations to the Board of Directors. We believe that our directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise required for our board as a whole and that we have sufficient independent directors to comply with applicable law and regulations. We believe that our directors have a broad range of personal characteristics including leadership, management, technological, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegiality, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on board committees.

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We believe that each director or nominee brings a strong background and set of skills to the Board, giving the Board, as a whole, competence and experience from a wide variety of areas.

Board Meetings and Compensation

The Board met 12 times during 2011. As required by Company policy, each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served. Between January 1, 2011 and June 30, 2011 directors received $525.00 for attending Board meetings and $300.00 for attending committee meetings. Members of the Audit Committee received $350.00 for attending meetings of the Audit Committee. Effective July 1, 2011, all fees paid to directors were reduced by $25.00. Between July 1, 2011 and December 31, 2011 directors received $500.00 for attending Board meetings and $275.00 for attending committee meetings. Members of the Audit Committee received $325.00 for attending meetings of the Audit Committee.

During 2012, directors will receive $500.00 for attending Board meetings and $275.00 for attending compensation committee meetings. Members of the Audit Committee will receive $325.00 for attending meetings of this Committee during 2012. These fees along with the director fees of the subsidiary boards were reduced $25.00 per meeting effective July 1, 2011.

All directors of Highlands also serve as directors of one or more of the Company’s subsidiaries. Both Capon Valley Bank and The Grant County Bank have Directors who serve on the boards of the respective subsidiary who do not serve on the Board of Highlands. The Grant County Bank also employs an advisory board for its Riverton location. The board fees for the subsidiary banks are the same as those fees for Highlands.

The table below sets forth the compensation received during the fiscal year ended December 31, 2011 by each of Highlands’ directors:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
John G. Van Meter	$ 37,236	$ 14,000	$ 51,236
Jack H. Walters	35,087	14,000	49,087
Alan L. Brill	19,875		19,875
Leslie A. Barr	23,434		23,434
Morris M. Homan, Jr.	24,571		24,571
Gerald W. Smith	22,647		22,647
L. Keith Wolfe	20,428		20,428
Kathy G. Kimble	22,850		22,850
George L. Ford	24,100		24,100

All fees paid to directors during the fiscal year ended December 31, 2011 were paid in cash. Fees include Board and Committee fees earned by each of the directors for serving on the Boards of Highlands and one or more of the subsidiary banks and any Committees of the Board of Highlands or one or more of the subsidiary banks on which the director might serve. In addition, directors, at their discretion, receive reimbursement for mileage to and from Board or Committee meetings.

The amounts disclosed above as other compensation for Mr. Van Meter and Mr. Walters relate to legal retainers and other legal fees paid by the Company and its subsidiary banks to the law firms of Mr. Van Meter and Mr. Walters. In addition, Mr. Van Meter and Mr. Walters may, from time to time, be remunerated for other services rendered related to lending and other operations of the subsidiary banks. Portions of the fees earned by Mr. Van Meter and Mr. Walters, or their legal firms, for work in this capacity are ultimately borne by the customer(s) of the subsidiary banks, and not by the Company or its subsidiary banks, and as such are not shown within the table above.

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Board Committees

The Board of Directors of Highlands has designated the following Committees: Compensation Committee, Audit Committee and Asset/Liability Management Committee. Highlands does not have a separate Nominating Committee as the full Board serves in this capacity. The Audit Committee Charter is included in this Proxy Statement as EXHIBIT A and the Compensation Committee Charter is included as EXHIBIT B. The table below illustrates which members served, during the past year, on the Nominating, Compensation and Audit Committees:

Director	Nominating Committee (Full Board)	Compensation Committee	Audit Committee
John G. Van Meter	X	X
Jack H. Walters	X	X
Alan L. Brill	X
Leslie A. Barr	X*	X	X
Morris M. Homan, Jr.	X*	X	X
Gerald W. Smith	X*	X	X
L. Keith Wolfe	X*	X
Kathy G. Kimble	X*	X	X
George L. Ford	X
Donald J. Baker, Jr.	X*	X	X
*=Independent Director.

Director Independence

The Board of Directors complies with the independence requirements for the Board and Board Committees established by the Nasdaq Stock Market, Inc. and federal securities and banking laws. The Board of Directors has affirmatively determined that all directors other than Mr. Brill, Mr. Ford, Mr. Van Meter, and Mr. Walters are independent under the listing standards of the Nasdaq Stock Market, Inc. Those independent directors are: Ms. Kathy G. Kimble, Mr. L. Keith Wolfe, Mr. Leslie A. Barr, Mr. Morris Homan, Jr., Mr. Gerald Smith, and Mr. Donald J. Baker, Jr.

Attendance at Annual Meeting

Although there is no formal written policy, the Company expects all directors to attend the Annual Meeting of Shareholders each year. All of the directors attended the Annual Meeting of Shareholders held on May 10, 2011.

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EXECUTIVE COMPENSATION

The table below, and accompanying notes, sets forth the compensation totals for the Company’s Chief Executive Officer and other most highly compensated executives of the Company.

Name and Principal Position(1)	Year	Salary ($)	Non Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified and Deferred Compensation Earnings (3)	All Other Compen- sation (4)	Total

C.E. Porter	2011	$83,162	—	$—	$18,925	$102,087
Chief Executive Officer	2010	273,525	—	210,488	32,226	516,239
Alan L. Brill	2011	$171,164	—	$70,918	$28,855	$270,937
President, Capon Valley Bank	2010	171,150	—	68,098	27,574	266,823

Notes to Executive Compensation Table

Note One:

•	Mr. Porter retired from his positions as President and CEO from the company’s subsidiary, The Grant County Bank, effective December 31, 2010. He continued his role as President and CEO of the holding company through 2011.

Note Two:

•	Mr. Brill did not receive incentive pay under the Company’s INCENTIVE BONUS PLAN FOR SUBSIDIARY BANK PRESIDENTS for 2011 or 2010 results. Under this Plan, Mr. Brill’s maximum incentive pay for reaching 2011 targets would have been $6,846.

Note Three:

•	Mr. Porter’s Change in Pension Value and Nonqualified and Deferred Compensation Earnings is comprised of the increase in value of Mr. Porter’s defined benefit pension plan, Mr. Porter’s portion of contributions by the Company and by The Grant County Bank to the bank’s profit sharing plan, the dollar value of the economic benefit under The Grant County Bank’s split dollar life insurance plan (BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Porter.
•	Mr. Brill’s Change in Pension Value and Nonqualified and Deferred Compensation Earnings is comprised of contributions by Capon Valley Bank on Mr. Brill’s behalf to the bank’s 401(k) plan, the dollar value of the economic benefit under Capon Valley Bank’s split dollar life insurance plan (BOLI), and contributions to the Company’s employee stock ownership plan (ESOP) on behalf of Mr. Brill.

Note Four:

•	Mr. Porter’s Other Compensation is comprised of directors fees paid to Mr. Porter by the Company and by The Grant County Bank.
•	Mr. Brill’s Other Compensation is comprised of directors fees paid to Mr. Brill by the Company and by Capon Valley Bank and the economic benefit of use of an automobile.

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AUDIT COMMITTEE REPORT

The Company has an Audit Committee, which consists of Morris M. Homan, Jr., Chairman, Kathy G. Kimble, Secretary, Gerald W. Smith, and Leslie A. Barr. The Audit Committee met five times during the year ended December 31, 2011. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually and has been determined by the Committee to be sufficient. The Audit Committee’s charter is included in this document as EXHIBIT A.

The Audit Committee oversees Highlands’ financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for communicating to the board of directors its recommendation regarding the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the Company’s financial statements. The Audit Committee relies on the expertise and knowledge of management, the Company’s internal auditors and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Highlands’ accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and Highlands, including the matters in the written disclosures required by the PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with auditors’ independence. The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard AU Section 380 “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission.

The committee discussed with Highlands’ internal auditor and with the independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal auditor and with the independent registered public accounting firm, with and without management present, to discuss the results of the respective audits, their evaluations of Highlands’ internal controls and the overall quality of Highlands’ financial reporting.

The Audit Committee charter requires that the audit committee approve all services performed by the independent auditors.

All members of the Audit Committee have been deemed by the Board of Directors to be financially literate. All members of the Audit Committee are independent as that term is defined under the listing standards of the Nasdaq Stock Market, Inc. The Audit Committee does not have one of its members designated as an “audit committee financial expert” as defined by SEC rules. Because the Company operates in a substantially rural area, the availability of potential directors and especially directors who may qualify as an audit committee financial expert and still meet the independence requirements of a member of the Audit Committee is limited. The Company believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Committee. As such, the Board does not believe that it is necessary to actively search for an outside person to serve on the Board to qualify as an audit committee financial expert. The Committee has authority to engage legal counsel, other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements.

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The Audit Committee’s primary responsibilities fall into three broad categories:

•	The Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the Company’s management, including discussion with management and the Company’s outside auditors about financial statements, key accounting practices, and reporting.
•	The Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, also determining if the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).
•	The Committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company’s internal auditing program.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement and to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be filed under such acts.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Morris M. Homan, Jr., Chairman

Kathy G. Kimble, Secretary

Leslie A. Barr

Gerald W. Smith.

March 30, 2012

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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Highlands shares with the SEC. Based solely on our records and other known information, in 2011 all Directors and executive officers met all applicable SEC filing requirements under Section 16(a).

CERTAIN RELATED TRANSACTIONS

Loans made by The Grant County Bank and Capon Valley Bank to directors, director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, the Company or its subsidiaries, may, from time to time, obtain goods or services from a director or their affiliates. Any such business transaction with a related party did not, during 2011, exceed $120,000 nor was made under terms unfavorable to the Company or its affiliates as compared to the obtaining of similar goods or services from non related parties.

The Company has adopted a Related Party Transaction Policy. This policy covers substantially all material business transactions between related parties and the Company or its subsidiaries. The policy requires that all loans or business transactions above certain thresholds with insiders, as defined by the policy, be approved by the Board of Directors of Highlands Bankshares, Inc. This policy has been designed in an attempt to ensure the appropriateness of all related party transactions and in an attempt to ensure that all required reporting of related party transactions is achieved.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Smith Elliott Kearns & Company, LLC was the auditor for 2008, 2009, 2010, and 2011 and is being recommended to the Company's shareholders for appointment as the auditor for 2012. A representative of Smith Elliott Kearns & Company, LLC is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

The Board Recommends that Shareholders vote “FOR” Proposal Two

Fees of Independent Registered Certified Public Accountants

The following fees were paid to Smith Elliott Kearns & Company, LLC (“SEK”), the Company’s Independent Registered Certified Public Accountants for services provided to the Company for the fiscal year ending December 31, 2011 and 2010:

	2011	2010
Audit Fees	$77,560	$76,280
Audit Related Fees	3,200	0
All Other Fees	0	0
Total	$80,760	$76,280

Audit fees are substantially all fees related to the audit of year-end financial statements and corresponding regulatory filings. Audit related fees consist of various consultations on accounting matters.

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SHAREHOLDER PROPOSALS

Under the rules of the SEC, proposals by shareholders intended to be presented at the Company's 2013 Annual Meeting pursuant to Rule 14a-8 of the SEC’s proxy rules, must be received by the Secretary of the Company, at its principal executive offices at 3 North Main Street, Petersburg, West Virginia 26847, for inclusion in its Proxy Statement relating to the meeting, by January 10, 2013, in order for the proposal to be considered for inclusion in the Company’s proxy statement for the 2013 annual meeting of shareholders. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the 2013 annual meeting is February 22, 2013. If a shareholder gives notice of such a proposal after this deadline, the proxies will be allowed to their discretionary voting authority to vote against the shareholder proposal.

By Order of the Board of Directors

/s/ Alan L. Brill
Alan L. Brill
Corporate Secretary

March 30, 2012

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EXHIBIT A

HIGHLANDS BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding, finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director is one who: (1) is not and has not been employed as an executive of the Corporation for at least three years prior to election to the Audit Committee; (2) did not accept compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, except for compensation for service on the Board for certain types of non-discretionary compensation; (3) no member of the director’s immediate family serves or has served as an executive officer of the Corporation or any of its affiliates during the past three years; (4) is not a partner, controlling shareholder or executive officer of a business organization to which the Corporation makes or from which it receives significant payments during any of the past three years; and (5) does not serve as an executive of another entity where any of the Corporation’s executives serve on the other entities’ Compensation Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be appointed annually by the Board of Directors. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

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III.	MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.4. below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.      Review and assess the adequacy of this Charter periodically, at least annually, as conditions dictate.

2.      Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification report, opinion, or review rendered by the independent accountants.

3.      Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.      Review with financial management and the independent accountants the 10-Q prior to its filing or prior to release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.      Recommend to the board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

6.      Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.      Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

8.       Pre-approve all non-audit services provided by the independent accountants.

Financial Reporting Process

9.      In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

10.     Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

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11.      Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles as applied in its financial reporting.

Process Improvement

12.      Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgment made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

13.      Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14.      Review any significant disagreement between management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

15.      Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

16.      Review activities, organizational structure, and qualifications of the internal audit department.

17.      Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

18.      Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

19.      Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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EXHIBIT B

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF HIGHLANDS BANKSHARES, INC.

I.	Statement of Policy

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Highlands Bankshares, Inc. (the “Corporation”) shall discharge the Board’s responsibilities relating to the compensation of the Corporation’s executive officers and other key management personnel, and make recommendations to the Board regarding director compensation.

II.	Committee Composition and Meetings

The Committee shall be comprised of three or more directors (including a chairperson) as appointed by the Board, each of whom shall be an independent director as defined by the NASDAQ Stock Market listing standards and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall also consider whether it is advisable for members of the Committee to also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any other standards of applicable law, rule or regulation.

The members of the Committee shall be selected annually by the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III.	Committee Duties, Responsibilities and Process

The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the State of West Virginia.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The Committee shall have the following responsibilities:

(1)      Review from time to time the goals and objectives of the Corporation’s compensation plans, and, if the Committee deems it appropriate, amend or recommend that the Board amend these goals and objectives.

(2)      Review from time to time the Corporation’s compensation plans in light of the Corporation’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt or recommend to the Board the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans.

(3)      Annually review and approve corporate goals and objectives relevant to the compensation of the Presidents of the Company’s subsidiary banks, evaluate their performance in light of these goals and objectives, and determine and approve their compensation levels based on this evaluation.

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(4)      Oversee the evaluation of management of the Corporation, including the other executive officers of the Corporation, and establish the compensation for the Corporation’s other executive officers and approve the compensation for other key members of management.

(5)      Perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive or employee compensation plan.

(6)      If required by the regulations of the Securities and Exchange Commission or if otherwise desired by the Corporation, review and discuss with the Corporation’s management a Compensation Discussion and Analysis (“CD&A”) section to appear in the Company’s Annual Report on Form 10-K and/or annual proxy statement, recommend whether the CD&A should be included in the Annual Report on Form 10-K and/or annual proxy statement and issue a report to appear in the Annual Report on Form 10-K and/or annual proxy statement stating that the Committee has conducted such review and made such recommendation.

(7)      Review, at least annually, on management development efforts to assure development of a pool of candidates for adequate and orderly management succession.

(8)         Discharge any other duties and responsibilities delegated to the Committee from time to time.

IV.	Investigations and Studies; Outside Advisers

The Committee may conduct or authorize studies of or investigations into matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation’s regular counsel or advisers). The Committee shall have the authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including authority to approve the consultant’s fees and other retention terms, which fees shall be borne by the Corporation.

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REVOCABLE PROXY

HIGHLANDS BANKSHARES, INC.

Annual Meeting of Shareholders, May 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Leslie A. Barr and Kathy G. Kimble., either of whom may act with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held on May 8, 2012, and at any adjournment thereof, the shares of Highlands Bankshares, Inc. common stock held of record by the undersigned as of March 30, 2012. Each share is entitled to one vote per nominee unless a shareholder requests cumulative voting at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.

The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

1.	PROPOSAL ONE:		ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Class B:	Gerald W. Smith	Donald J. Baker, Jr.
L. Keith Wolfe

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

2.	PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF SMITH ELLIOTT KEARNS & COMPANY, LLC AS INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. The proxy must be signed exactly as the name or names appear on the label attached to this proxy. If signing as a trustee, executor, etc., please so indicate.

Date signed:

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